Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated January 14, 2009 relating to the consolidated financial statements of Indestructible I, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida
January 26, 2009